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                                                                    EXHIBIT 3.01


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               E-GREETINGS NETWORK


         Gordon M. Tucker and Andrew P. Missan certify that:

         1. They are the Chief Executive Officer and Secretary, respectively, of E-greetings Network, a California corporation (the "corporation").

         2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

                                        I

         The name of this corporation is Egreetings Network, Inc.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the tug company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         This corporation is authorized to issue two classes of shares of stock, to be designated Common Stock and Preferred Stock, respectively. This corporation is authorized to issue 65,000,000 shares of Common Stock and 15,500,000 shares of Preferred Stock. The shares of Preferred Stock may be issued from time to time in series. The par value of Common Stock and Preferred Stock is $0.001 per share.

         Of the 15,500,000 shares of Preferred Stock, this corporation is authorized to issue 520,000 shares of Series A Preferred Stock, 457,503 shares of Series B Preferred Stock, 808,257 shares of Series C Preferred Stock, 933,200 shares of Series D Preferred Stock, 2,200,000 shares of Series E Preferred Stock, 3,853,632 shares of Series F Preferred Stock and 6,600,000 shares of Series G Preferred Stock.

         The Board of Directors of this corporation is authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, including but not limited to the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of such series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased,



                                       1.
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the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       IV

         The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock (collectively, the "Series A-G Preferred Stock") will have the applicable rights, privileges and restrictions set forth below:

         A.       VOTING RIGHTS.

                  1. Except as otherwise provided below or as required by law, the holders of Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock (such stock, collectively, the "Series A-D, F and G Preferred Stock" and such holders, collectively, the "Series A-D, F and G Shareholders") will be entitled to notice of any meeting of shareholders of the corporation and to vote upon any matter submitted to shareholders of the corporation on the following basis: each share of Series A-D, F and G Preferred Stock will be treated as the number of shares of Common Stock into which such share could be converted pursuant to paragraph D below on the record date fixed for the vote or consent of shareholders. The holders of the Series E Preferred Stock will have no vote on any matter submitted to the shareholders of the corporation, except as required by law or as otherwise provide in paragraph E below.

                  2. (i) The holders of the Series A Preferred Stock will be entitled, voting as a separate class, to elect one (1) director, the holders of the Series B Preferred Stock will be entitled, voting as a separate class, to elect one (1) director, and the holders of the Series F Preferred Stock will be entitled, voting as a separate class, to elect one (1) director, in each case on an as converted into Common Stock basis.

                     (ii) The holders of the Series D Preferred Stock will be entitled, voting as a separate class, to elect one (1) director, on an as converted into Common Stock basis, provided that at least 931,142 shares of Series D Preferred Stock remain issued and outstanding, provided further that such right may be waived by the consent of the holders of a majority of the outstanding shares of Series D Preferred Stock expressed in a written instrument or agreement.

                     (iii) The holders of Common Stock (the "Common Shareholders"), voting as a separate class, will be entitled to elect three (3) directors.

                     (iv) The remaining directors shall be elected by the Series A-D, F and G Preferred Shareholders and the Common Shareholders, voting together as a single class (the "Combined Class"), with each share of Series A-D, F and G Preferred Stock being treated as the number of shares of Common Stock into which such share could be converted in the manner set forth in paragraph A(l) above.

                     (v) Any director elected solely by the holders of the Series A Preferred Stock, by the holders of the Series B Preferred Stock, by the holders of the Series D Preferred Stock, by the holders of the Series F Preferred Stock or by the Common Shareholders, or by the



                                       2.
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Combined Class, as the case may be, may be removed, either with or without cause, by, and only by, the affirmative vote of the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock, or the Common Shareholders, or of the Combined Class, respectively, either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of such shareholders, and any vacancy thereby created or otherwise resulting may be filled by, and only by, the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock, the holders of the Series D Preferred Stock, the holders of the Series F Preferred Stock, the Common Shareholders, or the Combined Class, as the case may be.

                  3. Except as otherwise required by law or provided by these Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders; provided that for action upon any matter as to which holders of shares are entitled to vote as a class or series, a majority of the shares of such class or series, represented in person or by proxy, will constitute a quorum.

         B. DIVIDENDS. In the event that any dividend (cash or otherwise) is declared on Common Stock, the holders of the Series A-G Preferred Stock (together, the "Series A-G Preferred Shareholders") will be entitled to receive dividends pari passu, out of funds legally available therefor, prior and in preference to payment on Common Stock, in an amount per share of Series A-G Preferred Stock as would be payable on the number of shares of Common Stock into which each such share of Series A-G Preferred Stock would be converted pursuant to paragraph D as of the record date for the determination of the Common Shareholders entitled to receive such dividend. Such dividends will not be cumulative.

         C.       LIQUIDATION PREFERENCE.

                  1. For purposes hereof, the Original Purchase Price of the Series A Preferred Stock is Eighty Cents ($.80) per share; the Original Purchase Price of the Series B Preferred Stock is Two Dollars ($2.00) per share; the Original Purchase Price of the Series C Preferred Stock is Four Dollars ($4.00) per share; the Original Purchase Price of the Series D Preferred Stock is Six Dollars and Thirty-Nine Cents ($6.39) per share; the Original Purchase Price of the Series E Preferred Stock is the lesser of (i) Six Dollars and Forty-Three Cents ($6.43) per share, and (ii) the amount stated as the "Exercise Price" in that certain Warrant Rights Agreement dated effective as of March 12, 1999 between the corporation and Gibson Greetings, Inc.; the Original Purchase Price of the Series F Preferred Stock is Seven Dollars ($7.00) per share; and the Original Purchase Price of the Series G Preferred Stock is Four Dollars
Four Cents ($4.04) per share.

                  2. In the event of the liquidation, dissolution or winding up of the corporation, either voluntary or involuntary (a "Liquidation), the assets of the corporation legally available for distribution to the shareholders of the corporation (the "Distributable Assets") will be distributed in the following order:

                           (a)      first, to the Series A-G Preferred
Shareholders, in each case prior and in preference to any distribution to the Common Shareholders, an amount per share equal to the applicable Original Purchase Price of such series of Preferred Stock (as appropriately



                                       3.
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adjusted for stock splits, recapitalizations, combinations and the like) plus all declared and paid dividends with respect thereto; and

                           (b)      second, to the holders of the Series A
Preferred Stock, the holders of the Series B Preferred Stock, and the holders of the Series C Preferred Stock (such stock, collectively, the "Series A-C Preferred Stock" and such holders, collectively, the "Series A-C Shareholders") and the Common Shareholders, based on their respective pro rata share of such Distributable Assets (such pro rata share being an amount equal to the percentage of the outstanding shares of Common Stock held by such shareholder, as if all outstanding shares of Series A-C Preferred Stock had been converted into shares of Common Stock as provided in paragraph D), provided that aggregate distributions to the Series A-C Preferred Shareholders pursuant to paragraph C(2)(a) above and this paragraph C(2)(b) shall not exceed $1.00 per share of Series A Preferred Stock, $2.50 per share of Series B Preferred Stock and $5.00 per share of Series C Preferred Stock (each as appropriately adjusted for stock splits, recapitalizations, combinations and the like).

                           (c)      if upon the occurrence of a Liquidation the
Distributable Assets are insufficient to permit the payment to the Series A-G Preferred Shareholders of the full preferential amounts to which they are then entitled as provided in clause (a) of this paragraph C(2), then the Distributable Assets will be distributed ratably among such Series A-G Preferred Shareholders based on their respective liquidation preference amounts as set forth in clause (a) above.

                           (d)      If upon the occurrence of a Liquidation, the
Distributable Assets are sufficient to permit the payment to the Series A-G Preferred Shareholders of the full preferential amounts to which they are then entitled as provided in clause (a) above, but are insufficient to permit the payment to the Series A-C Preferred Shareholders and the Common Shareholders of the additional full amount to which they are then entitled as provided in clause
(b) of this paragraph C(2), then the full preferential amounts provided in clause (a) will be paid to the Series A-G Preferred Shareholders, and the remaining Distributable Assets will be distributed ratably among such Series A-C Preferred Shareholders and the Common Shareholders based on the formula set forth in clause (b) above.

                           (e)      After payment has been made to the Series
A-G Preferred Shareholders and the Common Shareholders of the full amounts to which they are then entitled as provided in clauses (a) and (b) of this paragraph C(2), any remaining Distributable Assets will be distributed ratably among the Common Shareholders.

                  3. A Liquidation for the purposes of this paragraph C includes a sale of all or substantially all of the assets of the corporation and a merger or consolidation of the corporation with or into any other corporation or corporations, or any other corporate reorganization, where the shareholders of the corporation immediately prior to such event do not retain more than a fifty percent (50%) interest in the successor entity (a "Merger or Sale of Corporation"). No later than 10 days before the consummation of any Merger or Sale of Corporation, the corporation shall deliver a notice to each Series A-G Preferred Shareholder setting forth the principal terms of such Merger or Sale of Corporation. Such notice shall be delivered as provided in paragraph D.8 below.

                                       4.
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                  4.       Each Series A-G Preferred Shareholder shall be deemed
to have consented, for purposes of Sections 502, 503 and 506 of the California Corporations Code, to distributions made by the corporation in connection with the repurchase at cost (or such other price as may be agreed to by this corporation's Board of Directors) of shares of Common Stock issued to or held by officers, directors or employees of, or consultants, advisers and others who provide services to, this corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the corporation and such persons.

         D. CONVERSION TO COMMON STOCK. The Series A-G Preferred Stock shall be convertible into Common Stock of the corporation as follows:

                  1. OPTIONAL CONVERSION. Each Series A-G Preferred Shareholder may, at any time, and from time to time, convert any or all of such holder's shares of Series A-G Preferred Stock into fully-paid and non-assessable shares of Common Stock.

                  2.       AUTOMATIC CONVERSION.

                           (a)      Each share of Series A Preferred Stock shall
automatically be converted into shares of Common Stock:

                                    (i) immediately upon the closing of the
corporation's sale of its Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended, on Form S-1, Form SB-1 or Form SB-2 (or any successor equivalent forms) at a per share public offering price of not less than $2.50 (as appropriately adjusted for stock splits, recapitalizations, combinations and the like) and for an aggregate public offering price of not less than $7,500,000; or

                                    (ii) the date on which the number of shares
of Series A Preferred Stock outstanding is less than 50% of the greatest number of shares of Series A Preferred Stock that have been outstanding at any time (as appropriately adjusted for stock splits, recapitalizations, combinations and the like).

                           (b)      Each share of Series B Preferred Stock shall
automatically be converted into shares of Common Stock:

                                    (i) immediately upon the closing of the
corporation's sale of its Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended, on Form S-1, Form SB-1 or Form SB-2 (or any successor equivalent forms) at a per share public offering price of not less than $5.00 (as appropriately adjusted for stock splits, recapitalizations, combinations and the like) and for an aggregate public offering price of not less than $7,500,000; or

                                    (ii) the date on which the number of shares
of Series B Preferred Stock outstanding is less than 50% of the greatest number of shares of Series B Preferred Stock that have been outstanding at any time (as appropriately adjusted for stock splits, recapitalizations, combinations and the like).

                                       5.

                           (c)      Each share of Series C Preferred Stock shall
automatically be converted into shares of Common Stock:

                                    (i) immediately upon the closing of the
corporation's sale of its Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended, on Form S-1, Form SB-1 or Form SB-2 (or any successor equivalent forms) at a per share public offering price of not less than $6.00 (as appropriately adjusted for stock splits, recapitalizations, combinations and the like) and for an aggregate public offering price of not less than $7,500,000; or

                                    (ii) the date on which the number of shares
of Series C Preferred Stock outstanding is less than 50% of the greatest number of shares of Series C Preferred Stock that have been outstanding at any time (as appropriately adjusted for stock splits, recapitalizations, combinations and the like).

                           (d)      Each share of Series D Preferred Stock shall
automatically be converted into shares of Common Stock:

                                    (i) immediately upon the closing of the
corporation's sale of its Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended, on Form S-1, Form SB-1 or Form SB-2 (or any successor equivalent forms) for an aggregate public offering price of not less than $7,500,000; or

                                    (ii) the date on which the number of shares
of Series D Preferred Stock outstanding is less than 50% of the greatest number of shares of Series D Preferred Stock that have been outstanding at any time (as appropriately adjusted for stock splits, recapitalizations, combinations and the like).

                           (e)      Each share of Series E Preferred Stock shall
automatically be converted into shares of Common Stock:

                                    (i) immediately upon the closing of the
corporation's sale of its Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended, on Form S-1, Form SB-l or Form SB-2 (or any successor equivalent forms) for an aggregate public offering price of not less than $7,500,000; or

                                    (ii) the date on which the number of shares
of Series E Preferred Stock outstanding is less than 50% of the greatest number of shares of Series E Preferred Stock that have been outstanding at any time (as appropriately adjusted for stock splits, recapitalizations, combinations and the like).

                           (f)      Each share of Series F Preferred Stock shall
automatically be converted into shares of Common Stock:

                                    (i) immediately upon the closing of the
corporation's sale of its Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended, on Form S-1, Form SB-l or Form SB-2 (or any successor equivalent forms) at a per share public offering price of not less than $15.00 (as appropriately adjusted for stock splits,



                                       6.
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recapitalizations, combinations and the like) for an aggregate public offering price of not less than $15,000,000; or

                                    (ii) upon the vote or written consent of the
holders, of at least a majority of the outstanding shares of Series F Preferred Stock.

                           (g)      Each share of Series G Preferred Stock shall
automatically be converted into shares of Common Stock:

                                    (i) immediately upon the closing of the
corporation's sale of its Common Stock in an underwritten public offering registered under the Securities Act of 1933, as amended, on Form S-1, Form SB-l or Form SB-2 (or any successor equivalent forms) at a per share public offering price of not less than $5.36 (as appropriately adjusted for stock splits, recapitalizations, combinations and the like) for an aggregate public offering price of not less than $15,000,000; or

                                    (ii) upon the vote or written consent of the
holders, of at least a majority of the outstanding shares of Series G Preferred Stock.

                  3.       CONVERSION RATE.

                           (a)      Upon conversion of the Series A Preferred
Stock, each such share shall be converted into the number of shares of Common Stock that results from dividing the Original Purchase Price of the Series A Preferred Stock by the Series A Conversion Price in effect at the time of conversion. Upon conversion of the Series B Preferred Stock, each such share shall be converted into the number of shares of Common Stock that results from dividing the Original Purchase Price of the Series B Preferred Stock by the Series B Conversion Price in effect at the time of conversion. Upon conversion of the Series C Preferred Stock, each such share shall be converted into the number of shares of Common Stock that results from dividing the Original Purchase Price of the Series C Preferred Stock by the Series C Conversion Price in effect at the time of conversion. Upon conversion of the Series D Preferred Stock, each such share shall be converted into the number of shares of Common Stock that results from dividing the Original Purchase Price of the Series D Preferred Stock by the Series D Conversion Price in effect at the time of conversion. Upon conversion of the Series E Preferred Stock, each such share shall be converted into the number of shares of Common Stock that results from dividing the Original Purchase Price of the Series E Preferred Stock by the Series E Conversion Price in effect at the time of conversion. Upon conversion of the Series F Preferred Stock, each such share shall be converted into the number of shares of Common Stock that results from dividing the original Purchase Price of the Series F Preferred Stock by the Series F Conversion Price in effect at the time of conversion. Upon conversion of the Series G Preferred Stock, each such share shall be converted into the number of shares of Common Stock that results from dividing the original Purchase Price of the Series G Preferred Stock by the Series G Conversion Price in effect at the time of conversion.

                           (b)      The initial Series A Conversion Price will
be the Original Purchase Price of the Series A Preferred Stock; the initial Series B Conversion Price will be the Original Purchase Price of the Series B Preferred Stock; the initial Series C Conversion Price will be the



                                       7.
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Original Purchase Price of the Series C Preferred Stock; the initial Series D
Conversion Price will be the Original Purchase Price of the Series D Preferred Stock; the initial Series E Conversion Price will be the Original Purchase Price of the Series E Preferred Stock; the initial Series F Conversion Price will be the Original Purchase Price of the Series F Preferred Stock; and the initial Series G Conversion Price will be the Original Purchase Price of the Series G Preferred Stock; each as set forth in paragraph C(l) above. (The Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price and the Series G Conversion Price sometimes are referred to hereafter, either individually or collectively as the context requires, as the "Conversion Price.") The Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided.

                           (c)      In the case of optional conversion, before
any Series A-G Preferred Shareholder shall be entitled to convert shares of Series A-G Preferred Stock into Common Stock, such holder shall surrender the certificate or certificates therefor (or an affidavit certifying that such certificate has been mutilated or apparently lost, destroyed or stolen along with an appropriate indemnity), duly endorsed, to the office of the corporation or any transfer agent for such series of Preferred Stock and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if less than all of the shares represented by such certificate are converted, a certificate representing the unconverted shares of Series A-G Preferred Stock, as the case may be. Such conversion shall be deemed to have been made as of the date of such surrender of the certificate for the stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. If the conversion is in connection with an offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering shares of Series A-G Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock deliverable upon such conversion of the Series A-G Preferred Stock shall not be deemed to have converted such Series A-G Preferred Stock until immediately prior to the closing of such sale of securities.

                           (d)      In the case of automatic conversion, on and
after the related conversion event, notwithstanding that any certificates for such shares of Series A-G Preferred Stock subject to such conversion shall not have been surrendered for conversion, the shares of Series A-G Preferred Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (i) to receive the shares of Common Stock to which such holder shall be entitled upon conversion thereof, and (ii) to receive the amount of cash payable in respect of any fractional share of Common Stock to which such holder shall be entitled.

                  4. ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price of the Series A-G Preferred Stock in effect from time to time shall be subject to adjustment in certain cases as follows:

                                       8.

                           (a)      ADJUSTMENT FOR COMBINATIONS OR
CONSOLIDATIONS OF COMMON STOCK. In the event the corporation at any time or from time to time after the effective date of the initial sale of Series A Preferred Stock (the "Series A Preferred Original Issue Date"), the effective date of the initial sale of Series B Preferred Stock (the "Series B Preferred Original Issue Date"), the effective date of the initial sale of Series C Preferred Stock (the "Series C Preferred Original Issue Date"), the effective date of the initial sale of Series D Preferred Stock (the "Series D Preferred Original Issue Date"), the effective date of the initial sale of Series E Preferred Stock (the "Series E Preferred Original Issue Date"), the effective date of the initial sale of Series F Preferred Stock (the "Series F Preferred Original Issue Date") or the effective date of the initial sale of Series G Preferred Stock (the "Series G Preferred Original Issue Date"), as the case may be, effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series A-G Preferred Stock, as the case may be, then the existing Conversion Price for each series of the Series A-G Preferred Stock will be decreased or increased proportionately.

                           (b)      ADJUSTMENT FOR DIVIDENDS AND DISTRIBUTIONS
OF COMMON STOCK AND COMMON STOCK EQUIVALENTS. In the event the corporation at any time or from time to time after the applicable Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock (but not Series A-G Preferred Shareholders) entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration for such Common Stock Equivalents or the additional shares of Common Stock, for the purpose of protecting the Series A-G Preferred Shareholders from any dilution in connection therewith, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents will be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date. In each such event, the then-existing Conversion Price for each series of the Series A-G Preferred Stock will be decreased as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price by a fraction:

                                    (i) the numerator of which will be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                                    (ii) the denominator of which will be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus that number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents; provided that if such record date has been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, then the Conversion Price for the applicable series of the Series A-G Preferred Stock will be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the


                                       9.

applicable series of the Series A-G Preferred Stock will be adjusted pursuant to this paragraph D.4 as of the time of actual payment of such dividends or distribution.

                           (c)      RECAPITALIZATION. If at any time or from
time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or Merger or Sale of Corporation transaction provided for elsewhere in this paragraph D), provision shall be made so that the Series A-G Preferred Shareholders shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock issuable upon conversion thereof would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph D with respect to the rights of the Series A-G Preferred Shareholders after the recapitalization to the end that the provisions of this paragraph D (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of shares of Series A-G Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                           (d)      ADJUSTMENT FOR SALE OF SHARES.

                                    (i) If at any time after the Series A
Preferred Original Issue Date, the corporation issues or sells any share of its Common Stock, other than "Excluded Shares" (as defined below), for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in each such case, the Series A Conversion Price will be reduced to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price by a fraction (1) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such applicable Series A Conversion Price, and (2) the denominator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock issued pursuant to such issuance; provided that such fraction will in no event be greater than one (1), such that the Series A Conversion Price will not be increased by the adjustment provided in this clause (i).

                                    (ii) if at any time after the Series B
Preferred Original Issue Date, the corporation issues or sells any shares of its Common Stock other than "Excluded Shares," for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in each such case, the Series B Conversion Price will be reduced to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price by a fraction (1) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such applicable Series B Conversion Price, and (2) the denominator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock issued pursuant to such issuance; provided that such fraction will in no event be greater than one (1), such that the Series B Conversion Price will not be increased by the adjustment provided in this clause (ii).



                                      10.

                                    (iii) If at any time after the Series C
Preferred Original Issue Date, the corporation issues or sells any shares of its Common Stock, other than "Excluded Shares," for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then the Series C Conversion Price will be reduced to a price (calculated to the nearest cent) determined by multiplying such Series C Conversion Price by a fraction (1) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such applicable Series C Conversion Price, and (2) the denominator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock issued pursuant to such issuance; provided that such fraction will in no event be greater than one (1) such that the Series C Conversion Price will not be increased by the adjustment provided in this clause
(iii).

                                    (iv) If at any time after the Series D
Preferred Original Issue Date, the corporation issues or sells any shares of its Common Stock, other than "Excluded Shares," for a consideration per share less than the Series D Conversion Price in effect on the date of and immediately prior to such issue, then and in each such case, the Series D Conversion Price will be reduced to a price (calculated to the nearest cent) determined by multiplying such Series D Conversion Price by a fraction (1) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such applicable Series D Conversion Price, and (2) the denominator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock issued pursuant to such issuance; provided that such fraction will in no event be greater than one (1), such that the Series D Conversion Price will not be increased by the adjustment provided in this clause (iv).

                                    (v) If at any time after the Series F
Preferred Original Issue Date, the corporation issues or sells any shares of its Common Stock, other than "Excluded Shares," for a consideration per share less than the Series F Conversion Price in effect on the date of and immediately prior to such issue, then and in each such case, the Series F Conversion Price will be reduced to a price (calculated to the nearest cent) determined by multiplying such Series F Conversion Price by a fraction (1) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such applicable Series F Conversion Price, and (2) the denominator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock issued pursuant to such issuance; provided that such fraction will in no event be greater than one (1), such that the Series F Conversion Price will not be increased by the adjustment provided in this clause (v).

                                    (vi) If at any time after the Series G
Preferred Original Issue Date, the corporation issues or sells any shares of its Common Stock, other than "Excluded Shares," for a consideration per share less than the Series G Conversion Price in effect on the date of and immediately prior to such issue, then and in each such case, the Series G Conversion Price will be reduced to a price (calculated to the nearest cent) determined by multiplying such




                                      11.

Series G Conversion Price by a fraction (1) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such applicable Series G Conversion Price, and (2) the denominator of which will be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock issued pursuant to such issuance; provided that such fraction will in no event be greater than one (1), such that the Series G Conversion Price will not be increased by the adjustment provided in this clause (vi).

For purposes of this paragraph D.4: the shares of Common Stock initially issuable upon conversion of Series A-G Preferred Stock will be deemed to be outstanding on each of the Series A Preferred Original Issue Date, the Series B Preferred Original Issue Date, the Series C Preferred Original Issue Date, the Series D Preferred Original Issue Date, the Series F Preferred Original Issue Date and the Series G Preferred Original Issue Date; and the term "Excluded Shares" will mean (A) shares of Common Stock issued on conversion of Series A-G Preferred Stock; (B) shares of Common Stock issued either directly or upon exercise of options or warrants to officers, directors or employees of, or consultants, advisers and others who provide services to, the corporation and its subsidiaries (the "Compensatory Shares") pursuant to any stock option or purchase plan or similar arrangement approved by the Board of Directors and (C) shares of Common Stock or Preferred Stock issued either directly or upon the exercise or conversion of options, warrants or rights or other securities convertible into shares of Common Stock ("Strategic Shares"), in connection with a transaction with a third party which is determined to have as its primary purpose the formation of a strategic business relationship, such determination being made in good faith by the Board of Directors, provided that the number of Strategic Shares so issued does not exceed, in the aggregate, 10% of the Fully-Diluted Outstanding Stock, or such higher percentage of the Fully-Diluted Outstanding Stock (as defined below) as may be approved by either the unanimous vote of the directors present at a duly held meeting of the Board of Directors of the corporation, or the unanimous written consent of all of the directors of this corporation, or the vote or written consent of the holders of a majority of the outstanding shares of Series A-D, F and G Preferred Stock, with each series voting as a separate class. For purposes of this paragraph D.4, the term "Fully-Diluted Outstanding Stock" means all of the outstanding shares of Common Stock of the corporation, including the total number of shares of Common Stock into which all outstanding shares of Preferred Stock are then convertible and all outstanding warrants, options and rights which are then exercisable.

                                    (vii) For the purpose of making any
adjustment in the Conversion Price as provided above, the consideration received by the corporation for any issue or sale of Common Stock will be computed:

                                         (A)  to the extent it consists of cash,
as the amount of cash received by the corporation before deduction of any offering expenses payable by the corporation and any underwriting or similar commissions, compensation, or concessions paid or allowed by the corporation in connection with such issue or sale;

                                         (B)  to the extent it consists of
property other than cash, at the fair market value of that property as determined in good faith by the corporation's Board of Directors; and


                                      12.

                                         (C) if Common Stock is issued or
sold together with other stock or securities or other assets of the corporation for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Common Stock.

                                    (viii) If the corporation (1) grants any
rights or options (other than rights or options issued in connection with the Compensatory Shares or Strategic Shares) to subscribe for, purchase, or otherwise acquire shares of Common Stock, or (2) issues or sells any security ultimately convertible into shares of Common Stock, then, in each such case, the price per share of Common Stock issuable on the exercise of the rights or options or the conversion of the securities will be determined by dividing the total amount, if any, received or receivable by the corporation as consideration for the granting of the rights or options or the issue or sale of the convertible securities, plus the minimum aggregate amount of additional consideration payable to the corporation on exercise or conversion of the securities, by the maximum number of shares of Common Stock issuable on the exercise of conversion. Such granting or issue or sale will be considered to be an issuance or sale for cash of the maximum number of shares of Common Stock issuable on exercise or conversion at the price per share determined under this subsection, and the Conversion Price for the Series A-G Preferred Stock will be adjusted as above provided to reflect (on the basis of that determination) the issuance or sale. No further adjustment of the Conversion Price will be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such b convertible securities.

                                    (ix) Upon the redemption or repurchase of
any such securities convertible or exercisable into Common Stock, or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Common Stock, the Conversion Price will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually converted into, exchanged for, or exercised with respect to, Common Stock. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the Conversion Price then in effect will be readjusted forthwith to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of (1) the issuance of only the number of shares of Common Stock theretofore actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (2) the granting or issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the corporation therefor and to be received on the basis of such changed price or rate.

                           (e)      SUCCESSIVE CHANGE. The above provisions of
this paragraph D shall similarly apply to successive issuances, sales, dividends or other distributions, subdivisions and combinations on or of the Common Stock after the applicable Original Issue Date.

                           (f)      NO IMPAIRMENT. The corporation will not, by
amendment of the corporation's Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the



                                      13.

carrying out of all the provisions of this paragraph D and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Series A-G Preferred Shareholders against impairment.

                           (g)      EXCLUDED EVENTS. Notwithstanding anything in
this paragraph D to the contrary, the Conversion Price shall not be adjusted by virtue of the conversion of shares of Series A-G Preferred Stock into shares of Common Stock.

                           (h)      CERTIFICATE AS TO ADJUSTMENTS. Upon the
occurrence of each adjustment or readjustment of the Conversion Price for any of the Series A-G Preferred Stock, pursuant to this paragraph D, the corporation, at its expense upon request by any Series A-G Preferred shareholder shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each such Series A-G Preferred shareholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Such certificate shall set forth (i) such adjustment and readjustment, (ii) the current Conversion Price for the applicable series of the Series A-G Preferred Stock, at the time in effect, (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A-G Preferred Stock, and (iv) if such adjustment is the result of an issuance of Common Stock, the number of shares of Common Stock issued and the consideration received therefor.

                  5. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The corporation at all times will reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A-G Preferred Stock such number of its shares of Common Stock as from time to time will be sufficient to effect the conversion of all then outstanding shares of Series A-G Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect such conversion, in addition to such other remedies as may be available to the Series A-G Preferred shareholders for such failure, the corporation will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

                  6. NO FRACTIONAL SHARE. No fractional shares shall be issued upon conversion of shares of Series A-G Preferred Stock. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A-G Preferred Stock which the Series A-G Preferred shareholder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. If the conversion would result in any fractional share, the corporation shall, in lieu of issuing any fractional share, pay the holder an amount in cash equal to the fair market value of such fractional share on the date of conversion (as determined in good faith by the Board of Directors of the corporation).

                  7. NOTICES OF RECORD DATE. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any



                                      14.

class or any other securities or property, or to receive any other right, the corporation will mail to each Series A-G Preferred shareholder at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

                  8. OTHER NOTICES. Any notices required by the provisions of paragraph C above or this paragraph D to be given to any Series A-G Preferred shareholder must be in writing and will be deemed given upon personal delivery, one day after deposit with a reputable overnight courier service for overnight delivery or after transmission by facsimile telecopier with confirmation of successful transmission, or five days after deposit in the United States mail, by certified mail postage prepaid, or upon actual receipt if given by any other method, addressed to each holder of such record at his or her address appearing on the books of the corporation.

         E.       COVENANTS.

                  1. Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock voting as a class, take any action, or permit any action to be taken, to (i) amend or repeal any provision of, or add any provision to, the corporation's Articles of Incorporation or by-laws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock; (ii) increase the number of shares of Series A Preferred Stock authorized hereby; or (iii) authorize or issue shares of any class or series of stock having any preference or priority as to voting, liquidation preference or dividends superior or equal to any such preferences or priorities of the Series A Preferred Stock set forth herein.

                  2. Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series B Preferred Stock voting as a class, take any action, or permit any action to be taken, to (i) amend or repeal any provision of, or add any provision to, the corporation's Articles of Incorporation or by-laws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock; (ii) increase the number of shares of Series B Preferred Stock authorized hereby; or (iii) authorize or issue shares of any class or series of stock having any preference or priority as to voting, liquidation preference or dividends superior or equal to any such preferences or priorities of the Series B Preferred Stock set forth herein.

                  3. Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series C Preferred Stock voting as a class, take any action, or permit any action to be taken, to (i) amend or repeal any provision of, or add any provision to, the corporation's Articles of Incorporation or by-laws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock; (ii) increase the number of shares of Series C Preferred Stock authorized hereby, or (iii) authorize or issue shares of any



                                      15.

class or series of stock having any preference or priority as to voting, liquidation preference or dividends superior or equal to any such preferences or priorities of the Series C Preferred Stock set forth herein.

                  4. Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series D Preferred Stock voting as a class, take any action, or permit any action to be taken, to (i) amend or repeal any provision of, or add any provision to, the corporation's Articles of Incorporation or by-laws if such action would alter or change the rights, preferences, privileges or powers of or the restrictions provided for the benefit of the Series D Preferred Stock; (ii) increase the number of shares of Series D Preferred Stock authorized hereby, or (iii) authorize or issue shares of any class or series of stock having any preference or priority as to voting, liquidation preference or dividends superior to any such preferences or priorities of the Series D Preferred Stock set forth herein.

                  5. Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series E Preferred Stock voting as a class, take any action, or permit any action to be taken, to (i) amend or repeal any provision of, or add any provision to, the corporation's Articles of Incorporation or by-laws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Series E Preferred Stock; (ii) increase the number of shares of Series E Preferred Stock authorized hereby; or (iii) authorize or issue shares of any class or series of stock having any preference or priority as to voting, liquidation preference or dividends superior to any such preferences or priorities of the Series E Preferred Stock set forth herein.

                  6. Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series F Preferred Stock voting as a class, take any action, or permit any action to be taken, to (i) amend or repeal any provision of, or add any provision to, the corporation's Articles of Incorporation or by-laws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series F Preferred Stock; (ii) increase the number of shares of Series F Preferred Stock authorized hereby; or (iii) authorize or issue shares of any class or series of stock having any preference or priority as to voting, liquidation preference or dividends superior or equal to any such preferences or priorities of the Series F Preferred Stock set forth herein.

                  7. Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series G Preferred Stock voting as a class, take any action, or permit any action to be taken, to (i) amend or repeal any provision of, or add any provision to, the corporation's Articles of Incorporation or by-laws if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series G Preferred Stock; (ii) increase the number of



                                      16.

shares of Series G Preferred Stock authorized hereby; or (iii) authorize or issue shares of any class or series of stock having any preference or priority as to voting, liquidation preference or dividends superior or equal to any such preferences or priorities of the Series G Preferred Stock set forth herein.

                  8. Except as otherwise required by law, and in addition to any other rights provided by law, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the aggregate outstanding shares of Series A-D, F and G Preferred Stock, voting together as a single class, take any action or permit any action to be taken, to (i) make any distributions on equity securities other than in connection with a Liquidation; (ii) effectuate a Merger or Sale of Corporation, or a Liquidation; (iii) apply any of the corporation's assets to the redemption, retirement, purchase or acquisition of any shares of capital stock, other than pursuant to agreements which permit the corporation to repurchase such shares upon the termination of employment or consulting services to the corporation or in exercise of the corporation's right of first refusal or similar right with respect to a proposed transfer of capital stock; (iv) change the number of directors authorized in the corporation's bylaws or Articles of Incorporation; or (v) increase the number of Compensatory Shares issued or reserved for issue under any stock option or purchase plan (other than as a result of a stock split or a stock dividend declared and paid on the capital stock or as a result of any amendment to the corporation's Articles of Incorporation); or (vi) increase the authorized number of shares of Preferred Stock or Common Stock of the corporation.

                                        V

         The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI

         This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to this corporation and its shareholders.

                  3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors.

                  4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and 903 of the Corporations Code. The total number of outstanding shares of the corporation is 9,106,933 shares of Common Stock, 520,000 shares of Series A Preferred Stock, 450,000 shares of Series B Preferred Stock, 702,763 shares of Series C Preferred Stock, 850,783 shares of Series D Preferred Stock, no shares of Series E Preferred Stock and 3,726,493 shares of Series F Preferred Stock. The number of shares of each class and each series voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of each



                                      17.

of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series F Preferred Stock.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true of our knowledge.

         Executed at San Francisco, California on this ___ day of October 1999.




                                  -----------------------------------
                                  GORDON TUCKER
                                  CHIEF EXECUTIVE OFFICER




                                  -----------------------------------
                                  ANDREW P. MISSAN
                                  SECRETARY





                                      18.